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                                                                     EXHIBIT 10
                              MICROSOFT CORPORATION

           AUCTION SERVICES AGREEMENT - FAIRMARKET UK AMENDMENT NO. 1

THIS UK Amendment No.1 is entered into as of 15 August, 2000 by and between Microsoft Corporation, a Washington corporation ("Microsoft") and FairMarket, Inc., a Delaware corporation ("FairMarket").

WHEREAS:

     1. Microsoft and FairMarket ("the parties") entered into an Auction Services Agreement on 26 July 1999 (the "Agreement") under which FairMarket agreed to develop, host and maintain the key elements of a private labelled Microsoft auction service;

     2. The Agreement includes a provision for expanding the defined Territory to include International Sites (as set out in Section 13);

     3. In terms of Section 13 of the Agreement, the parties have agreed that MSN UK branded auction sites as International Sites ("UK Services") are to be included as additional sites in terms of Section 2.4 and covered under the terms of the Agreement (including any amendments, updates replacements or modifications implemented by subsequent agreement between the parties (the terms of which shall be incorporated mutatis mutandis)); and

     4. The parties agree to amend certain terms and conditions of the Agreement in so far as these relate to the UK Services.

ACCORDINGLY, in consideration of the mutual covenants below, the parties agree as follows: -

1.   IN THE AGREEMENT THE FOLLOWING CLAUSES SHALL BE DELETED:

     3.9, 5.1(b), 5.5, 5.6, 10.1, 10.2, 12.2 (b) AND (c), 15.1

2.   IN THE AGREEMENT, THE FOLLOWING CLAUSES SHALL BE AMENDED AS FOLLOWS:

     1.11 The first sentence of this Clause shall read ""LISTING FEES" means any fee charged to a Seller by or on behalf of Microsoft for entering its listings of products or services on the Private Label Auction Sites."

     1.15 This Clause shall have a second sentence which shall read ""MSN" shall also include the UK version of Microsoft's general information portal website located at www.msn.co.uk (including any versions, upgrades, successors and replacements thereof)."

     1.21 This Clause shall have a second sentence which shall read "TERRITORY" shall also mean, in relation to the UK Services, the geographic area comprising the United Kingdom."

     2.4 List #1 shall also include the words "MSN.co.uk". List #1 and List #2 shall also include the United Kingdom equivalents of any Microsoft web sites mentioned therein.

     2.6(c) The words "real estate classified ads" shall be deleted, and in their place shall be the words "property classified ads".

     2.7(c) The first sentence of this Clause shall read "BILLING AND
            COLLECTING. For Microsoft-generated Merchandising Listings, FairMarket will be responsible, on behalf of Microsoft, for billing and collection of Merchandising Fees."

     5.1(c) The following words shall be deleted: "Subject to Section 5.1(b), at no charge to Microsoft, FairMarket will be solely responsible for the billing and collection of Transaction Fees and Listing Fees."



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            The following words shall be added in their place: "At no charge to Microsoft, Fairmarket will be solely responsible for the billing and collection of Transaction Fees and Listing Fees, inclusive of VAT, on behalf of Microsoft. If FairMarket or any of its affiliates is compelled by any government, public body, organisation or authority to pay any such VAT or is assessed any penalties for any failure to pay any such VAT, Microsoft shall indemnify FairMarket and its affiliates of all taxes, claims, costs, liabilities, losses, or expenses and penalties incurred thereto on provision of proof of such taxes, claims, costs, liabilities, losses, or expenses and penalties having been levied against Fairmarket as provided for herein.".

            The reference to "dollars", and the symbol "US$" shall be deleted and replaced with "pounds sterling" and "GB(pound)" as appropriate.

     5.3 The words "Sixty Thousand Dollars (US$60,000)" shall be deleted and replaced with "Five Thousand Pounds Sterling ((pound)5,000)".

     5.8(b) The words "the Gross Revenues, Actual Microsoft Revenues, Minimum
            Guaranteed Revenue, Visits, all other payments" shall be deleted and replaced with "all payments".

     12.1 The following words shall be deleted: "In the Renewal Term, if any, Microsoft hereby waives FairMarket's minimum revenue guarantees, and" and they shall be replaced with "In the Renewal Term, if any,".

            Further, the following words shall also be deleted: "except that any renewal of this Agreement shall include Most Favoured Nation pricing from FairMarket to Microsoft and FairMarket agrees that the Microsoft revenue share for any Renewal Term shall not be less than fifty percent (50%) of FairMarket's Listing, Transaction and other directly attributable FairMarket-related Revenue unless otherwise mutually agreed in writing by both parties. For purposes of this Section 12.1, "Most Favoured Nation" pricing means revenue sharing on terms no less favourable to Microsoft than those granted by FairMarket to other FairMarket network members for a comparable service."

     12.6   The list of Clauses referred to in this Clause shall include Clause
            4.4.

     15.2 References in this Clause to Attorneys shall be deleted and replaced with the word "legal" as applicable.

     EXHIBIT B  References in this Exhibit to times of the day shall be construed as references to that time of the day in the United Kingdom.

3.   IN THE AGREEMENT, THE FOLLOWING CLAUSES SHALL BE ADDED:

     1.21 "TRANSACTION FEES" means any fee charged by or on behalf of Microsoft to Sellers or Buyers which become payable to Microsoft whether or not via an agent upon the consummation of a sale of product(s) or service(s) through the Auction Services or the Classified Advertising Services.

     2.0    The "Effective Date" for the purposes of this Section 2 in respect
            of UK Services shall be the day of       2000.

     4.4 Notwithstanding the forgoing, both parties shall comply with all Acts, Statutory Instruments and regulations including but not limited to data privacy laws and regulations implemented pursuant to the Directive 95/46/EC (the "Directive") as apply to the collection and Processing (as defined below) of User Data by Microsoft or on its behalf pursuant to this Agreement. Both parties shall further ensure that they notify with the appropriate data protection authorities all the User Data they Process or is Processed on their behalf pursuant to this Agreement. Pursuant to all applicable data privacy laws Microsoft will inform all Users of the purposes for which their User Data will be Processed pursuant to this Agreement and (to the extent required by the applicable implementation of the Directive) obtain Users' consent to the same. Microsoft will have access to User Data via the Administrative Module. For the


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             purposes of this Section 4.4, "Processing" shall have the meaning given in the Directive and "Process" and "Processed" shall be construed accordingly.

     10.1 Each of FairMarket and Microsoft shall at the request of the other party defend and indemnify the other party, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, legal fees reasonably incurred) arising from or relating to: (a) the breach of any warranty, representation or covenant by FairMarket or Microsoft, as applicable, in this Agreement; or (b) any claim that the Private Label Auction Sites or any Content provided to Microsoft or FairMarket, as applicable, or made available to third parties by FairMarket or Microsoft, as applicable, in connection with this Agreement infringes or violates any third party's copyright, patent, trade secret, Marks, right of publicity or right of privacy or contains any defamatory content; or (c) any claim or action brought against Microsoft its affiliates, officers, directors, employees, consultants and agents relating to the Private Label Auction Sites and other Services to be provided by FairMarket under this Agreement.

     10.2 A party relying upon an indemnity under Section 10.1 shall promptly notify the other party in writing of any and all such claims and shall reasonably cooperate with such other party in the defence and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts the indemnified party in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the indemnified party's prior written consent (not to be unreasonably withheld or delayed) and the indemnified party may, at its sole cost and expense, have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

     12.2 (b) the other party becomes insolvent or goes into either compulsory or voluntary liquidation (except for the purpose of reconstruction or amalgamation) or if an administrative receiver or administrator is appointed in respect of the whole or any part of its assets or if it makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things or if any similar occurrence under any jurisdiction affects it.

     15.1 JURISDICTION. This Agreement shall be construed in accordance with English law and both parties submit to the exclusive jurisdiction of the Courts of England and Wales.

4. Microsoft and FairMarket agree that the terms of the Microsoft Standard Reciprocal Non-Disclosure Agreement ("NDA") dated 26th July 1999 shall be deemed incorporated herein, and further, that all terms and conditions of this Amendment shall be deemed Confidential Information as defined in the NDA,

IN WITNESS WHEREOF the parties intending to be legally bound have duly executed this Amendment as of the date set out above

MICROSOFT CORPORATION                       FAIRMARKET, INC.
("MICROSOFT")                               ("FAIRMARKET")


By  /s/ KAREN OLCOTT                        By  /s/ N. LOUIS SHIPLEY
   ----------------------------                -------------------------------
   Name  KAREN OLCOTT                          Name  N. LOUIS SHIPLEY
   Title DIRECTOR, INTL PROGRAMMING &          Title PRESIDENT, INTERNATIONAL
         BUSINESS DEVELOPMENT
   Date  24 AUGUST, 2000                       Date  15 AUGUST, 2000

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